Exhibit 10.10
QuidelOrtho Corporation
Notice of Grant of Nonqualified Stock Options
and Option Agreement
(Amended and Restated 2018 Equity Incentive Plan)

Pursuant to Section 6.10 of the QuidelOrtho Corporation Amended and Restated 2018 Equity Incentive Plan (the “Plan”), QuidelOrtho Corporation (the “Company”) hereby awards to you a Nonqualified Stock Option to purchase the number of shares of the Company’s Common Stock set forth below (the “Award”). This Award will be evidenced by this Grant Notice and the Plan.
Recipient:
Date of Grant:
Number of Shares:
Price Per Share:    __________________________________________________
Total Exercise Price:    __________________________________________________

Vesting and Settlement: Subject to the applicable tax withholding requirements, the Nonqualified Stock Options are subject to vesting and will become fully vested on the date(s) shown as set forth on Exhibit A.

Additional Terms/Acknowledgements: The undersigned acknowledges receipt of, and understands and agrees to, this Nonqualified Stock Option Grant Notice, the Plan and the Plan Prospectus. You further acknowledge that as of the Date of Grant, this Nonqualified Stock Option Grant Notice, the Plan and the Plan Prospectus set forth the entire understanding between the Company and you regarding the acquisition of shares of Common Stock of the Company and supersede all prior oral and written agreements on that subject with the exception of Awards previously granted and delivered to you under the Plan. You further acknowledge that there may be adverse tax consequences upon the vesting or settlement of the Nonqualified Stock Options or disposition of the underlying shares and that you have been advised to consult a tax advisor prior to such vesting, settlement or disposition.
QuidelOrtho Corporation    Recipient:
By:
    Signature    Signature
Title:             Date:
Date:
Attachments/Incorporated by Reference:     Amended and Restated 2018 Equity Incentive Plan

Exhibit A
VESTING SCHEDULE